Exhibit 99.1
APRIL 30, 2024 BUSINESS UPDATE

Edison International | April 2024 Business Update 1 Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related and debris flow-related costs (including amounts paid for self-insured retention and co-insurance), costs incurred to mitigate the risk of utility equipment causing future wildfires, costs incurred as a result of the COVID-19 pandemic, and increased costs due to supply chain constraints, inflation and rising interest rates; • impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of affordability on the regulatory approval of operations and maintenance expenses, and proposed capital investment projects; • ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan and capital program; • risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation; • ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS“) • risk that California Assembly Bill 1054 (“AB 1054“) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054; • risks associated with the operation of electrical facilities, including worker and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts; • physical security of Edison International’s and SCE’s critical assets and personnel and the cybersecurity of Edison International’s and SCE’s critical information technology systems for grid control, and business, employee and customer data; • ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers; • decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions; • potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to wildfires where SCE's equipment is alleged to be associated with ignition; • extreme weather-related incidents (including events caused, or exacerbated, by climate change, such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events) and other natural disasters (such as earthquakes), which could cause, among other things, public safety issues, property damage, rotating outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs; • cost and availability of labor, equipment and materials, including as a result of supply chain constraints and inflation; • ability of Edison International or SCE to borrow funds and access bank and capital markets on reasonable terms; • risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns; • risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs); • risks inherent in SCE’s capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator’s transmission plans, and governmental approvals; and • actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook. Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation. Forward-Looking Statements

Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix

Edison International leads the transformation of the electric power industry

EDISON INTERNATIONAL®

Focused on opportunities in clean energy, advancing electrification, building a modernized and more reliable grid, and enabling customers' technology choices

SOUTHERN CALIFORNIA EDISON®

One of the nation's largest electric-only utilities, serving over 15 million residents in 50,000 square-mile service area



EIX's principal subsidiary, with $38–43 billion 2023–2028 electric infrastructure investment opportunity

Growth driven by investment in strengthening and modernizing the grid and advancing California's aggressive climate goals

Wires-focused rate base, with limited power generation ownership (<20% of power delivered from owned generation)

TRIO™

Partners with large commercial, industrial, and institutional organizations to navigate the energy transition by providing integrated energy management and sustainability solutions

Clients include 50 of the world's largest companies

$27+ billion
Market capitalization

14,000+
Employees

125,000+
Miles of SCE T&D lines

~$43 billion
SCE rate base

~5.3 million
SCE customer accounts

Edison International | April 2024 Business Update

Energy for What's Ahead®

2

Edison International | April 2024 Business Update 3 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Thesis: Wires-focused utility with rate base growth aligned with state’s aggressive clean energy goals Constructive California and Federal regulatory structures Aggressive climate goals met with clean, efficient, economy-wide electrification Significant investment required to ensure the grid is reliable, resilient, and ready for widespread electrification Investment in electric-led clean energy future results in strong rate base and dividend growth Decoupling of sales Forward-looking ratemaking Premium California ROE Wildfire prudency standard California GHG reduction Helping customers make clean energy choices Address wildfire risk and climate adaptation needs Infrastructure replacement Electrification infrastructure 6–8% 2023–2028 rate base CAGR Target dividend payout of 45–55% of SCE core earnings

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX well positioned for a decarbonized future; no coal or gas LDC exposure and high electric sales growth potential

	UTY[1]	EEI Index[2]	Edison International	
Electric-Only Utility & No Gas LDC Exposure (# of Companies)	5 of 20[1]	12 of 39	✔	**No stranded asset risk with increased electrification**
No Coal Generation Ownership (# of Companies)	7 of 21	10 of 39	✔	**No coal generation or contracts in SCE's portfolio**
Net-zero commitments across scopes 1, 2, and 3 by 2045[3] (# of Companies)	1 of 21	3 of 39	✔	**EIX's net-zero commitment is strongly aligned with California's ambitious climate goals**
Electric Sales per Customer (MWh/year)[4]	13–40 *Avg: 24*	12–56 *Avg: 25*	**16**	**Relatively low per-customer usage will grow with electrification, which supports affordability**

1. PHLX Utility Sector Index (UTY) consists of 21 geographically diverse public utility stocks, including one water utility. Values shown include EIX. Total company count for "electric-only utility & no gas LDC exposure" excludes Constellation Energy, which does not have any regulated utility operations
2. EEI Index consists of 39 publicly traded companies that are members of Edison Electric Institute, which includes 18 of the companies also in UTY. Values shown include EIX
3. Counts reflect companies with net-zero commitments by 2045 or sooner that are wholly inclusive of the company's scopes 1, 2, and 3 greenhouse gas emissions profile
4. Refers to total customer base, including residential, commercial, and industrial customers. Based on latest available data for year ended 2022. Excludes Constellation Energy, which does not have any regulated utility operations

Source: EIX research, S&P Capital IQ Pro

Edison International | April 2024 Business Update

Energy for What's Ahead®

4

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Sustainability at the core of Edison's vision to lead the transformation of the electric power industry

Committed to achieving net-zero GHG emissions by 2045.
Also have long-term ESG goals for clean energy, electrification, DEI, and safety

Environmental

2045 goals: **net-zero GHG emissions** across Scopes 1, 2, and 3; **100% carbon-free power delivered** (~49% in 2023)[1]

Over **$800 million** in approved SCE funding **to expand transportation electrification**

Winner of SEPA's 2024 Policy Power Player of the Year Award for clean energy leadership and innovation

Winner of EEI's Edison Award for innovative suite of Transportation Electrification programs

Committed to SCE **vehicle fleet electrification** goals by 2030

Social

Recipient of several **awards for workplace diversity & inclusion**

Long-standing **community partnerships**, including $2.3 billion annual spend with diverse suppliers

Lowest system average rate among major California investor-owned utilities

Committed to **gender parity in executive roles by 2030** and broader DEI actions

$20 million per year in philanthropic contributions with at least 80% going to diverse and underserved communities

Governance

Highest level governance score from ISS

Independent board chair since 2016; **1 of only 6 UTY companies with independent board chair**[2]

8 of 11 directors diverse by gender, race/ethnicity, and/or LGBTQ+ self-ID; gender parity for independent directors

50% of executive annual **incentive pay tied to safety & resiliency-related goals** for 2024

CPA-Zicklin "Trendsetter" with 100% score in multiple years for political accountability and disclosure[3]

1. Net zero goal is enterprise-wide. Delivered power goal is SCE-specific and percentages refer to power delivered to SCE customers. Reflects no coal generation of delivered electricity
2. UTY refers to the PHLX Utility Sector Index, which consists of 21 geographically diverse public utility stocks
3. Edison International is recognized as a "Trendsetter" on the Center for Public Accountability ("CPA")-Zicklin Index of Corporate Political Disclosure and Accountability. The Trendsetter category highlights leaders in the S&P 500 for commitments to transparency and accountability in political spending

Edison International | April 2024 Business Update
Energy for What's Ahead®
5

Edison International | April 2024 Business Update 6 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix California’s regulatory mechanisms provide revenue certainty Revenue Decoupling means earnings aren’t affected by changes in electricity sales Long-standing regulatory mechanism that breaks the link between retail electricity sales and revenue; promotes energy efficiency, helps stabilize customer bills, and supports environmental goals Changes in sales only affect timing of cash collection Balancing Accounts allow SCE to collect and refund differences to authorized revenue SCE has several balancing accounts, including for variances in sales volume, such as those related to weather Balancing account established for incremental residential uncollectibles Forecast Ratemaking reduces regulatory lag Four-year GRC cycle with forward-looking test year and attrition year increases CPUC has historically authorized mechanism that gives SCE opportunity to offset some inflationary price increases based on utility-specific indices Cost of capital proceedings on three-year cycle separate from GRC with mechanism to reasonably adjust cost of capital if market conditions change significantly during cycles

CLEAN ENERGY TRANSITION LEADERSHIP

Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix

Reaching California's 2045 GHG goals requires a near-complete transformation of energy use economy wide

DECARBONIZE ELECTRICITY

100%
RETAIL SALES



100% of grid sales with carbon-free electricity

~90 GW of add'l utility-scale clean generation

~25 GW of add'l utility-scale energy storage

>15 GW each of add'l behind-the-meter solar and storage

ELECTRIFY TRANSPORTATION

90%
OF VEHICLES



90% of light-duty vehicles need to be electric

90% of medium-duty vehicles need to be electric

54% of heavy-duty vehicles need to be electric

ELECTRIFY BUILDINGS

95%
OF BUILDINGS



Zero emission appliance regulations expected to drive >95% building electrification

98% and 90% of commercial water and space heating to be electrified by 2045, respectively

USE LOW-CARBON FUELS

48%
NON-ELECTRIC ENERGY



20% and 13% of pipeline natural gas volume to be hydrogen and RNG, respectively

37% of heavy-duty vehicles to be hydrogen fuel cell vehicles

20% of buses to be hydrogen fuel cell vehicles

SINK REMAINING CARBON

75
MMT CARBON SINK



25 MMT from carbon capture and storage (point source)

25 MMT from natural and working lands

25 MMT from other (e.g., direct air capture)

Edison is partnering with state and federal governments and with other stakeholders to advance policies that rapidly cut GHG emissions in a feasible way

Edison International | April 2024 Business Update Energy for What's Ahead® 8

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Load growth of 80% by 2045 requires a significant acceleration in grid expansion

At least half of incremental grid investment fits squarely within IOU jurisdictions

Incremental CAISO-wide grid investment

~$125 billion
(2023$)


Transmission for Out-of-State Imports
ISO Interconnections
Subtransmission
Distribution

Infrastructure to interconnect and integrate resources

May be mix of investment by utilities, generators, and other market participants

Utility infrastructure additions and upgrades

Predominantly investments by utilities in their service areas

CAISO Grid Investment
2033–2045

New transmission and distribution grid projects need to be added at up to **4x and 10x historical rates**, respectively

SCE expects **distribution system to be 25% larger** by 2045

- Equivalent of 85 new distribution substations
- Upgrades to 345 of 900 existing substations
- 1,400 new distribution circuits (30% more than today)

+20,000 circuit miles of 500 kV transmission CAISO-wide to interconnect new resources

Source: SCE's Countdown to 2045 analysis. See Countdown to 2045 Appendices for additional information on the analysis and its methodology

Edison International | April 2024 Business Update

Energy for What's Ahead®

9

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Adoption of electrified technologies results in significant savings for average SCE customer household

Total annual energy expenses for the average SCE customer household decreases by ~40% by 2045

Annual residential household energy expenses (2023$)[1]


$6,680
Home Solar
Electricity Bill
Home Gas Bill
Gasoline
$3,880
2023
2045

Share of wallet[2]	>7%	<3%

By 2045, electricity demand is projected to rise by over 80% from today, primarily due to electrification

Households will benefit from these savings well before 2045, with the average SCE household expected to see more than 10% savings by the early 2030s

Household savings driven by reduced fossil fuel expenses more than offsetting increase in electricity expense

Improvements in equipment efficiency, energy efficiency, and demand response programs reduce consumption

1. Reflects annual energy expenses using SCE data. Vehicles and appliance costs are not included. Assumes the average SCE customer in 2045 would have electric vehicle, solar, and electric water and space heating
2. Reflects the proportion of household income spent on energy. For 2045, projected median household income based on historical growth rates, then normalized to 2023$

Source: SCE's Countdown to 2045 analysis

Edison International | April 2024 Business Update

Energy for What's Ahead®

10

Edison International | April 2024 Business Update 11 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix 27.2 33.1 37.1 SCE SDG&E PG&E 0% 2% 4% 6% 8% 10% Mississippi West Virginia Alabama Kentucky Oklahoma Arkansas Wyoming Indiana South Dakota Louisiana Kansas Montana South Carolina Michigan Maine Tennessee North Dakota Georgia Missouri Connecticut Colorado Nebraska SCE Vermont Nevada Arizona Iowa Ohio Oregon North Carolina Rhode Island Wisconsin Florida Delaware New Mexico Illinois Washington Pennsylvania New Hampshire Idaho Virginia Massachusetts Minnesota New York Utah Maryland New Jersey Total energy share of wallet in SCE’s service area near median and can decrease with higher levels of electrification 1. EIX analysis and assumptions based on representative utilities in each state, median household income data from U.S. Census Bureau, electricity expenditure data from EIA, natural gas expenditure data from AGA and EIA, gasoline price data from EIA, and estimated share of income spent on vehicle fuel by state presented in the DOE’s Vehicle Technologies Office Figure of the Week #1176, which does not include estimates for Hawaii or Alaska. Data not available for Texas 2. All rates include California Climate Credit 3. Sources: SCE Advice 5235-E effective March 1, 2024, PG&E Advice 7227-E effective April 1, 2024, SDG&E Advice 4366-E effective March 1, 2024 2022 Est. Avg. Residential Customer Share of Wallet (% of Income)1 +36% vs. SCE +22% vs. SCE For customers of Electricity Nat. Gas Gasoline large utilities in: …and among California IOUs, SCE has the lowest system average rate System Average Rate2,3 Cents per kWh Electricity and energy share of wallet in SCE’s service area are on par with those in other states…

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Edison International has one of the strongest electrification profiles in the industry

Transportation Electrification

Largest U.S. IOU EV charging programs with over $800 million of approved funding

Substantial state budget commitments to accelerate zero-emission vehicles

25% of new cars sold in California in 2023 were zero emission vehicles

Current trajectory of **14 million EVs in CA** (5.2 million in SCE's area) by 2035

Represents **~24.6 million MWh** in SCE's service area by 2035 and **~50 million MWh by 2045**

Building Electrification

State plans for ~$600+ million in budgets over next 5 years for equitable building decarbonization; **IRA[1] brings in excess of $22B** in tax credits and rebates nationwide

SCE considering further steps to help state **close current deployment gap**

Target to have **27 million residential heat pumps in California** by 2045

Represents **~4.3 million MWh of incremental load** in SCE's area by 2035 **~7.9 million MWh by 2045**

Energy Storage

SCE has **installed or procured ~7.8 GW** of storage capacity

SCE commissioning **~535 MW of utility-owned storage** to support reliability

Project **30+ GW of utility-scale storage needed** California-wide by 2045

Growing energy storage capacity supports reliability as **economy increasingly relies on electricity**

1. Inflation Reduction Act of 2022

Edison International | April 2024 Business Update

Energy for What's Ahead®

12

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE leads the largest utility transportation electrification initiatives and programs in the U.S.

Edison's long-standing suite of transportation electrification programs enables California's leadership of EV adoption

Approved Electric Utility Transportation Electrification Portfolios >$250 Million
$ in Millions


EIX
$872
Utility A
$798
Utility B
$527
Utility C
$414
Utility D
$309
Utility E
$293

By 2030, SCE will administer over $1 billion of EV purchase incentives and other equity-focused programs funded via California's LCFS program[1]

By end of 2027, SCE's programs expected to have:

- Added ~22,000 light-duty vehicle chargers and ~8,500 medium- and heavy-duty vehicles
- Directly contributed to electrification of >500,000 vehicles with ~25% in disadvantaged communities

EIX/SCE received the prestigious Edison Electric Institute (EEI) Edison Award for SCE's innovative suite of TE programs

1. Low Carbon Fuel Standard. The LCFS program at the California Air Resources Board (CARB) funds SCE's vehicle rebate programs through the sale of LCFS credits to market participants and not through customer rates. These amounts are distinct from funding approved for SCE's transportation electrification programs

Sources: EEI Electric Transportation Biannual State Regulatory Update (December 2023), SCE

Edison International | April 2024 Business Update
Energy for What's Ahead®
13

Edison International | April 2024 Business Update 14 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix - 10,000 20,000 30,000 40,000 50,000 60,000 2023 2028 2033 2038 2043 SCE’s future load growth is highly levered to EV adoption, a critical component of reaching state GHG goals 1. Includes both light duty and non-light duty EV load 25% of new cars sold in California in 2023 were zero emission vehicles; state has >100,000 public chargers SCE’s Charge Ready programs are expected to stimulate growth in EV adoption and the build out of charging infrastructure SCE’s programs include a focus on serving multi-family dwellings and disadvantaged communities State budget funding of ~$10 billion to accelerate zero-emission vehicles represents significant progress in helping spur adoption Electric vehicles in SCE’s service area expected to add ~3,700 GWh of load in 2024 and could grow to 50,000+ GWh by 2045 Electric load from electric vehicles in SCE’s service area, GWh1 ~15x increase

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE is actively strengthening grid reliability

Energy Storage	**~2.4 GW currently online** **Installed or procured ~7.8 GW of storage capacity** and must procure 800 MW more by 2028 **535 MW utility-owned storage** in commissioning
Demand Response	**Demand response programs play a significant role** in ensuring safe, affordable, and reliable delivery of electricity SCE's current demand response portfolio **totals 900 MW** Focused on **enhancing customer experience to increase participation** through customer-friendly program design, simplified incentives, and new communication technologies
System & Procurement	**Upgraded transmission lines** in eastern desert, increasing ability to integrate and deliver more renewable energy Procuring additional power **above usual weather and demand forecasts** Advocating for **changes to Resource Adequacy program** to ensure CAISO-wide resources meet grid needs, and supporting discussions on potential Western regional market

Edison International | April 2024 Business Update

Energy for What's Ahead®

15

SCE WILDFIRE MITIGATION: APPROACH, PROGRESS, AND RESULTS

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE is seeing numerous proof points and results from its differentiated and substantial wildfire mitigation efforts

5,700+ MILES
OF COVERED CONDUCTOR[1]



2 MILLION+
TRIMS AND REMOVALS IN HFRA[1]



1 MILLION+
HFRA INSPECTIONS[1]



1,740+
WEATHER STATIONS[1]

190+
HD CAMERAS[1]



- ✓ **No ignitions** due to failure of covered conductor
- ✓ **100% fewer** structures destroyed *(in 2023 vs. 2017-18)*
- ✓ **99% fewer** acres burned *(in 2023 vs. 2017-18)*
- ✓ **~90% visual coverage** of HFRA

1. Since 2018 and as of March 31, 2024

Edison International | April 2024 Business Update
Energy for What's Ahead®
17

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE's 2023–25 Wildfire Mitigation Plan (WMP) builds upon accomplishments

Hardening the Grid

- Covered conductor & undergrounding
- Fire-resistant poles
- Protective devices & settings

Enhancing Operational Practices

- Vegetation Management
- Aerial & ground Inspections
- Public Safety Power Shutoff

Bolstering Situational Awareness

- Weather stations
- Wildfire cameras
- Fire spread modeling technology

Advanced Technologies

- Early Fault Detection, Rapid Earth Fault Current Limiter, Artificial Intelligence and Machine Learning

Aerial Fire Suppression

- Continue partnership with local fire agencies

Edison International | April 2024 Business Update

Energy for What's Ahead®

18

Edison International | April 2024 Business Update 19 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix AB 10541 provides a strong regulatory construct for determining wildfire liability and cost recovery Established safety certification process and additional safety oversight Under AB 1054, SCE can obtain an annual safety certification upon submission of required safety information, including an approved wildfire mitigation plan Safety certifications valid for 12 months and remain valid until Office of Energy Infrastructure Safety acts on SCE’s request for a new safety certification Codified prudency standard that assumes utility prudency unless serious doubt created Provided a utility is “safety certified,” establishes a prudency standard that assumes utility is prudent, unless intervenors create serious doubt Prudency based on reasonable utility conduct with potential for full or partial recovery, considering factors within and beyond a utility’s control (e.g., humidity, temperature, winds) Standard survives even if Wildfire Insurance Fund is depleted Established ~$21 billion Wildfire Insurance Fund to enhance liquidity Reimburses utility for eligible claims payments above the higher of $1 billion and required insurance coverage Currently ~$11 billion of assets, invested ~2/3 Treasury/Agency and ~1/3 corporate securities (Avg. credit rating of AA with average duration of 3.5 years)2 Caps utility liability exposure if utility found imprudent (SCE 2024 cap: ~$3.9 Bn) If found prudent, no requirement to reimburse fund for claims covered by fund If found imprudent or partially imprudent, shareholders reimburse fund Reimbursement capped if utility has valid safety certification.3 The cap covers trailing three-year period and limits reimbursement to 20% of electric T&D equity rate base4 1. California Assembly Bill 1054, executed by the governor of California on July 12, 2019 2. Source: California Earthquake Authority Financial Report presented at the February 29, 2024 California Catastrophe Response Council meeting 3. And has not been found to have acted with conscious or willful disregard of the rights and safety of others 4. Excluding general plant and intangibles

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

California has continued to increase investments in wildfire suppression and prevention

CAL FIRE's budget has doubled since 2017-18

CAL FIRE Enacted Budget by Budget Year, $ in Millions[1]


$2.0
$2.5
$2.9
$2.5
$2.6
$3.7
$4.1
$4.0
2017-18
2018-19
2019-20
2020-21
2021-22
2022-23
2023-24
2024-25*

CAL FIRE's staffing has increased by ~75% since 2017-18

Thousands of CAL FIRE Budget Year Positions[1]


6.9
7.2
7.7
8.1
8.8
11.3
12.0
12.3
2017-18
2018-19
2019-20
2020-21
2021-22
2022-23
2023-24
2024-25*

State has committed $2.7 billion over 5 years[2] for Wildfire & Forest Resilience Strategy

60+ aircraft make CAL FIRE's fleet the largest civil aerial firefighting fleet in the world[3]

2023 fire season saw substantial decrease in number of wildfires and total acreage burned vs. 5-year average[4]

1. As initially enacted. Does not include subsequent Emergency Fund funding. *: 2024-25 is based on the Governor's proposed budget released on January 10, 2024
2. Budgeted across departments and budget years Portions of the funding for the Wildfire & Forest Resilience Strategy are captured within CAL FIRE's overall budget and the action in this reference
3. https://www.fire.ca.gov/what-we-do/fire-protection/aviation-program
4. https://www.fire.ca.gov/incidents/2023

Edison International | April 2024 Business Update

Energy for What's Ahead® 20

Edison International | April 2024 Business Update 21 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE’s tools and technology allow it to monitor real-time conditions to help inform operational decision-making Plan to increase coverage to nearly all of high fire risk areas by 2024 Incorporating machine learning capabilities to enhance forecasts State-of-the-art software with high-resolution model that forecasts weather conditions down to <2 miles Measuring vegetation moisture at 16 sampling sites biweekly to help determine fuel conditions Weather and Fire Spread HD Weather Stations Modeling Fuel Sampling Accessible to the public at sce.com/weatherstations Wildfire Camera Network Accessible to the public at www.alertwildfire.org

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Covered conductor is a very valuable tool to expeditiously and cost-effectively reduce wildfire risk specific to SCE

Lower Cost to Implement

Cost per Mile[1]
$ in Millions


~4.5+
~2.9
~75–85% lower
~0.7
Under-ground
Covered Conductor

Faster Execution Speed

Avg. Implementation Time
In Months

	Covered Conductor	Under-ground
Initiate	~2–3	~2–3
Plan	~6–9	~9–15
Schedule	~6–9	~9–15
Execute	~2–3	~5–15
Total	**16–24+**	**25–48+**

Targeted Undergrounding Pursued Based on Risk Profile

- Communities of Elevated Fire Concern[3]
- High burn frequency
- Limited egress
- Wind speeds exceeding covered conductor PSPS thresholds
- Exceptionally high potential consequence (>10,000 acres)
- Operational feasibility

1. Based on data provided in SCE's 2025 GRC
2. The Schedule phase includes verifying permits, obtaining easements, scoping and bundling work, and scheduling construction
3. Communities of Elevated Fire Concern defined as smaller geographic areas where terrain, construction, and other factors could lead to smaller, fast-moving fires threatening populated locations under benign (normal) weather conditions

Edison International | April 2024 Business Update
Energy for What's Ahead®
22

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

By end of 2025, expect to be approaching 90% of total distribution lines in high fire risk area hardened[1]

Hardening Status of Total Circuit Miles of Distribution Lines in SCE's High Fire Risk Area

As of March 31, 2024


% Physically Hardened
78%
90%+
Distribution lines
underground
~7,300
Completed[2]
(primarily covered conductor)
~5,730
Planned[2,3]
2,800

1. Refers to circuit miles of overhead distribution infrastructure in SCE's high fire risk areas (HFRA)
2. Includes covered conductor and undergrounding
3. 2025–2028 is subject to regulatory approval. SCE has requested funding for ~1,830 miles during 2025–2028 in its 2025 GRC

Edison International | April 2024 Business Update

Energy for What's Ahead®

23

Edison International | April 2024 Business Update 24 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE has the most hardened distribution circuit miles in California’s high fire risk area1 - 5 10 15 20 25 30 IOU A IOU B IOU C IOU D IOU E 1. ~13k distribution circuit miles vs. ~9k distribution circuit miles (underground and hardened overhead) for other IOUs combined 2. Estimated based on data reported by Large and Small IOUs (as defined by Office of Energy Infrastructure Safety) 2023–2025 Wildfire Mitigation Plans on Table 5-2, assuming proposed miles in those plans for 2023 were completed or based on disclosed data, and Q4 2023 Quarterly Data Reports Hardening Status of California IOU Distribution Lines in High Fire Risk Area Thousands of circuit miles, Sorted by percentage of total distribution circuit miles in HFRA hardened, Estimated as of December 31, 20232 Underground Hardened Overhead Not Yet Hardened

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE estimates its wildfire mitigation and PSPS have reduced probability of losses from catastrophic wildfires by 85–88%[1,2]

Stochastic modeling of 50,000 simulations to estimate *future* probability of losses	Uses **Moody's RMS'** model widely used by insurance industry to price risk	Risk reduction achieved **predominantly via grid hardening** vs. PSPS

Probability of Loss

Annual Risk of accessing the Wildfire Fund[3] → ***~85% lower***

Risk of exceeding AB 1054 liability cap over three years[3] → ***~88% lower***

Decreasing dependency on PSPS

~10% of total risk reduction

1. Baseline risk estimated by Risk Management Solutions, Inc. (Moody's RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE's assets, CPUC reportable ignitions from 2014–Q3 2023, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, fast curve settings, and PSPS de-energization criteria
2. There are risks inherent in the simulation analysis, models and predictions of SCE and Moody's RMS relating to the likelihood of and damage due to wildfires and climate change. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analysis and models of Moody's RMS and SCE. Range may vary for other loss thresholds
3. Includes (i) total potential insured losses estimated by Moody's RMS, and (ii) total potential uninsured losses estimated by SCE based on management experience and consultation with insurance industry experts. "Fund" refers to CA AB 1054 Wildfire Insurance Fund. SCE used Moody's RMS loss estimates along with its estimates of uninsured losses to quantify the reductions in estimated probability. "Annual Risk of accessing the Wildfire Fund" refers to incurring losses ≥$1.0 billion

Edison International | April 2024 Business Update

Energy for What's Ahead®

25

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE has reduced use of PSPS for lowering wildfire risk through use of covered conductor and other physical mitigation

SCE's wildfire risk mitigation is differentiated by its speed of hardening its infrastructure

Estimated reduction in probability of catastrophic losses using the independent Moody's RMS wildfire risk model compared to pre-2018 levels [1,2,3]


Current
85–88%
75–80%
65–70%
55–60%
55–60%
20%
Physical Mitigation
(Grid hardening (e.g., covered conductor), inspections, vegetation management)
Public Safety Power Shutoffs (PSPS)
(Contribution has declined from 100% to ~10%)
2018
2019
2020
2021
2022
2023

Cumulative miles of covered conductor installed[4]:

2018	2019	2020	2021	2022	2023
~125	~495	~1,480	~2,980	~4,400	~5,600

1. Baseline risk estimated by Risk Management Solutions, Inc. (Moody's RMS) using its wildfire model, relying on the following data provided by SCE: the location of SCE's assets, reported ignitions from 2014–Q3 2023, mitigation effectiveness and locations of installed covered conductor, tree removals, inspections, line clearing, fast curve settings, and PSPS de-energization criteria.
2. There are risks inherent in the simulation analysis, models and predictions of SCE and Moody's RMS relating to the likelihood of and damage due to wildfires and climate change. As with any simulation analysis or model related to physical systems, particularly those with lower frequencies of occurrence and potentially high severity outcomes, the actual losses from catastrophic wildfire events may differ from the results of the simulation analysis and models of Moody's RMS and SCE. Range may vary for other loss thresholds
3. PSPS and System Hardening Values are estimated by SCE based on operational experience in 2018–2020 compared to the subsequent modeled years
4. As of year-end

Edison International | April 2024 Business Update
Energy for What's Ahead®
26

FINANCIAL INFORMATION

Edison International | April 2024 Business Update 28 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix 5.2 5.6 6.7 7.2 7.2 7.0 0.2 0.4 0.8 0.9 1.0 0.7 $5.4 $6.0 $7.5 $8.1 $8.2 $7.7 2023 2024 2025 2026 2027 2028 Capital deployment expected to increase in 2025–20281 Range Case2 (Recorded) $5.6 $6.6 $6.8 $6.8 $6.4 GRC underpins ~$38–43 billion 2023–2028 capex forecast; substantial additional investment opportunities offer upside 1. Forecast for 2025 includes amounts requested in SCE’s 2025 GRC filing. Additionally, reflects non-GRC spending subject to future regulatory requests beyond GRC proceedings and FERC Formula Rate updates 2. Annual Range Case capital reflects variability associated with future requests based on management judgment, potential for permitting delays and other operational considerations CPUC FERC Capital Expenditures, $ in Billions Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP 2. Advanced Metering Infrastructure (AMI) 2.0 3. Other potential investments in the grid supporting reliability, resilience, and readiness 4. FERC transmission $2bn+ $2bn+ Forecast

Edison International | April 2024 Business Update 29 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Over 85% of SCE’s capital investments are in its distribution grid and essential to reliability, resiliency, and readiness objectives Distribution Non-distribution 30% 18% 15% 13% 11% 8% 3% 2% Infrastructure Replacement Wildfire Mitigation Load Growth & New Service Connections Inspections & Maintenance Other Distribution1 Transmission Generation Electrification >85% distribution grid SCE forecasts investing $38–43 billion from 2023 to 2028 to support SCE’s wildfire mitigation strategy and clean energy transformation in California Percentage of 2023–2028 capital plan 1. Includes utility-owned storage

Edison International | April 2024 Business Update 30 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix 33.6 35.9 41.8 45.3 48.7 51.8 7.6 7.5 7.6 7.7 8.1 8.8 $41.2 $43.4 $49.4 $53.0 $56.8 $60.6 2023 2024 2025 2026 2027 2028 Projected ~6–8% rate base growth 2023–2028; substantial additional investment opportunities offer upside 1. Weighted-average year basis 2. Range Case rate base reflects only changes in forecast capital expenditures CPUC FERC ~8% CAGR 2023–2028 Rate Base1 , $ in Billions Strong rate base growth driven by wildfire mitigation and important grid work to support California’s leading role in clean energy transition Range Case2 (Recorded) $43.0 $48.1 $50.4 $52.8 $55.3 Forecast does not include substantial additional capital deployment opportunities 1. NextGen ERP 2. Advanced Metering Infrastructure (AMI) 2.0 3. Other potential investments in the grid supporting reliability, resilience, and readiness 4. FERC transmission $2bn+ $2bn+

Edison International | April 2024 Business Update 31 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix SCE has obtained approvals of standalone applications for ~$3 billion of capex over past two rate case cycles 2018 2019 2020 2021 2022 2023 $252 million for medium & heavy-duty transportation electrification $314 million light-duty transportation electrification $407 million for Grid Safety & Reliability Program $1,000 million for utility owned storage projects $465 million for wildfire mitigation $435 million for Customer Service Re-Platform project Standalone application approvals of incremental capital spending during 2018 and 2021 GRC cycles Only capital expenditure components of CPUC decisions shown below Electrification $566 million capex Wildfire Mitigation $872 million capex Storage & Other $1,435 million capex

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

GRC update: Intervenor focus areas as expected; SCE continues advocacy for requested funding of critical grid investments

Key Intervenor Focus Areas

Infrastructure Replacement: Acknowledge need for SCE's increase following temporary reallocation to wildfire mitigation; proposed reductions driven by risk analysis and differing view on safety and reliability

Grid Hardening: Generally support 2025–2028 covered conductor and undergrounding with some shifting between mitigation alternatives and capex reductions driven by unit cost assumptions

Load Growth: Recommended reductions primarily driven by lower EV adoption forecast (particularly for medium- and heavy-duty)

Incentive compensation: Similar to prior GRCs, argue portion should not be recovered from customers

Post-Test Year Ratemaking: Lower proposed attrition year increases; TURN proposed CPI-U for escalation, Cal Advocates would continue use of S&P utility cost escalation factors

CalPA and TURN proposals would result in rate base growth near range case forecast

Implied Rate Base CAGR, 2023–2028


7.7%
6.3%
5.9%
SCE Rebuttal[1]
CalPA[2]
TURN[2]

CalPA and TURN proposals would result in 2025 revenue requirement increases of ~$0.9 billion

2025 GRC Revenue Requirement, $ in Billions


2024
Authorized
($8.4)[3]
10.1
9.3
9.3
SCE Rebuttal
CalPA[2]
TURN[2]

1. Total company rate base includes SCE's Non-GRC and FERC estimates as of Q4 2023
2. Based on SCE's consolidation and modeling of recommendations
3. Subject to adjustments for updated operations and maintenance escalation rates, the CPUC's decisions to adopt SCE's 2023 to 2025 cost of capital, and expanded customer-funded self-insurance for wildfire-related claims

Edison International | April 2024 Business Update
Energy for What's Ahead®
32

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

2024 focus for 2017/18 Wildfire/Mudslide Events: Continued progress toward resolution; target Woolsey application in Q3

1 Resolve remaining claims in timely manner

- In Q1 2024, adjusted best estimate of total losses upward by $490 million
  - Individual plaintiff claims resolved[2] ~13,000
- Remaining individual plaintiffs[2]
  - TKM[1] ~150
  - Woolsey ~1,200

2 File Woolsey cost recovery application in Q3 2024

- Targeting reaching 90%+ completion (substantial resolution for filing)
- Application will cover $5+ billion of costs (settlement, interest, and legal)

3 TKM[1] cost recovery proceeding in early stages

- Scoping memo largely adopts SCE's framing of issues in its ~$2.4 billion application
- Schedule allows for final decision as soon as Q1 2025 and includes opportunity to file settlement (if reached)

1. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides
2. As of April 23, 2024

Edison International | April 2024 Business Update

Energy for What's Ahead®

33

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Resolution of 2017/2018 Wildfire/Mudslide Events advances

Q1 Update: Best estimate adjusted by $490MM

Primarily driven by information obtained related to the Woolsey Fire mediation program deadline in Feb. 2024

- More plaintiffs intend to continue to pursue claims
- Settlement outcomes exceeded previous estimates
- Unfavorable litigation environment

Woolsey cost recovery application: Targeting Q3 2024

Application for TKM events in progress[1]

Status: Intervenors' testimony due May 29

Request:

- $2.4 billion (settlements + financing and legal costs)
- Securitization of approved amounts
  - TKM Application: ~$1.50/month for average residential customer bill (vs. average of ~$180[2])

Substantial progress resolving claims

$ in Billions, as of March 31, 2024[4]



9.9
Remaining[3]
0.8
Resolved
6.1
0.5
2.4
Cost recovery request of ~$6.9 billion
(+associated interest and legal costs)
SED agreement
Insurance and FERC recovery
Best Estimate of Total Losses

1. TKM: Collectively, the Thomas Fire, the Koenigstein Fire, and the Montecito Mudslides
2. Non-CARE
3. After giving effect to all payment obligations under settlements entered into through March 31, 2024, including under the agreement with the Safety and Enforcement Division of the CPUC
4. Numbers may not add due to rounding

Edison International | April 2024 Business Update

Energy for What's Ahead®

34

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Cost recovery for 2017/2018 events benefits financial strength of the utility and reduces costs for customers

Modeling sensitivities:

For each $1 billion of cost recovery…

Debt paydown with proceeds of securitization[2]	**$1 billion**
Higher FFO-to-Debt	**~40–50 bps**
Reduced interest expense	**~$35 million** ***(~9¢/share)***

Reduces overall costs to customers[2]

Total potential avoided excess financing costs[3] for SCE debt issued over next 10 years	*As high as* **$4.9 billion**

1. SCE's pending application seeks a reasonableness review of the costs incurred and indicates an intent to seek authority for securitization after a final decision on cost recovery
2. Bill impact of $0.63/month for each $1 billion of recovery, with no impact to low-income customers. This will be offset by avoided excess financing costs for all customers
3. Represents the high end of the total estimated avoided excess debt costs realized through the narrowing of the debt issuance financing cost spread between SCE and its non-California peers if investors find the decision in this proceeding to be reasonable based on the underlying facts. For additional description and detail, see Thomas Fire and Debris Flow Cost Recovery Application – Financial Policy Testimony (SCE-01, Volume 3)

Edison International | April 2024 Business Update

Energy for What's Ahead®

35

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX affirms 2024 Core EPS guidance of $4.75–5.05

EIX 2024 Core Earnings Per Share Guidance Range

Building from SCE Rate Base EPS

	2023	2024 YTD	2024 Guidance
Rate Base EPS	5.51	1.45	6.11–6.17
SCE Operational Variance	0.82	0.10	0.50–0.69
SCE Costs Excluded from Authorized	(0.76)	(0.22)	(0.96)–(0.94)
EIX Parent and Other			
Operational expense	(0.11)	(0.01)	(0.11)–(0.10)
Interest expense, pref. div.	(0.70)	(0.19)	(0.79)–(0.77)
EIX Consolidated Core EPS	**$4.76**	**$1.13**	**$4.75–5.05**
Share Count (in millions)	*383.2*	*384.5*	*384.7*

2024 Modeling Considerations

Rate Base EPS: CPUC ROE: 10.75% / FERC ROE: 10.30%

SCE Operational Variance includes:

- AFUDC ~42¢
- 2022 CEMA ***(Proposed decision received)*** ~14¢

SCE Costs Excluded From Authorized includes:

- Wildfire claims debt interest[1] 62–64¢
  - Reflects refinancing of maturing wildfire claims debt
  - Additional debt issuance

Parent Interest Expense and Preferred Dividends:

- Reflects full year of debt issued in 2023 in excess of amounts needed to fund preferred stock repurchase and lower gain on repurchase

1. SCE is unable to conclude, at this time, that these amounts are probable of recovery; however, recovery will be sought as part of future cost recovery applications

Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. All tax-effected information on this slide is based on our current combined statutory tax rate of approximately 28%. Totals may not add due to rounding

Edison International | April 2024 Business Update

Energy for What's Ahead®

36

Edison International | April 2024 Business Update 37 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix ✓ EIX’s 2024 financing plan is nearly complete 1. Financing plans are subject to change EIX 2024 Financing Plan1 Equity needs fully addressed: $100 million of equity, $75 million pre-funded with excess JSN proceeds in Dec. 2023; remaining need fully addressed via internal programs in Q1 2024 Minimal debt financing: Plan to issue $500 million parent debt to refinance $500 million maturity

Edison International | April 2024 Business Update 38 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Strong underlying business growth masked by growing interest expense on wildfire claims debt 1. Compound annual growth rate (CAGR) based on the midpoint of the initial 2021 Core EPS guidance range of $4.42–4.62 2. In comparison to CAGR based on the midpoint of the initial 2021 Core EPS guidance range of $4.42–4.62 plus wildfire claims debt interest in 2021 to the midpoint of 2025 Core EPS guidance range plus wildfire claims debt interest Note: See Earnings Per Share Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix. Non-core items are presented as recorded On track to achieve 5–7% core EPS growth for 2021–20251 , despite headwinds Earnings per Share (EPS) 4.59 4.63 4.76 4.90 5.70 0.03 0.20 0.45 0.63 0.69 4.62 4.83 5.21 5.53 6.39 2021 2022 2023 2024 Midpoint of Guidance 2025 Midpoint of Guidance Core EPS Wildfire Claims Debt Interest (Initial guidance midpoint of $4.52) ~290 bps reduction to 2021–2025 Core EPS growth2 Basic EPS 2.00 1.61 3.12

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

Cash flow from memo account recovery and securitization strengthens our balance sheet and credit metrics

GRC, Wildfire-related, and Wildfire Insurance Applications

$ in Millions

Approved Applications

	Application / Account	Balance @ Mar. 31, 2024	Recovery Through	Remaining Rate Recovery by Year: Q2–Q4 2024	2025	2026
✓	2021 Wildfire Mitigation & Vegetation Mgmt. (WM/VM)	379	May '25	221	158	–
✓	GRC Track 3	201	Sept. '25	100	100	–
✓	CSRP Track 1	167	Dec. '25	65	102	–
✓	GRC Track 2	123	Feb. '25	101	22	–
✓	2021 CEMA	103	Dec. '24	103	–	–
✓	WEMA2	35	May '24	35	–	–
✓	Others[1]	100	Varies	80	19	–
	Total	**1,107**		**705**	**402**	–

Pending Applications[2] *(Subject to CPUC Authorization)*

	Application	Request[2,3]	Expected Amort.[2]	Expected Rate Recovery by Year: Q2–Q4 2024	2025	2026
	2022 Wildfire Mitigation & Vegetation Mgmt. (WM/VM)	384	12 months	–	384	–
	WMCE	326	12 months	–	190	136
✓ (PD)	2022 CEMA	198	12 months	50	149	–
	Total	**908**		**50**	**722**	**136**

1. Includes 2020-2023 Residential Uncollectibles, CSRP Track 2, and Vegetation Management Z-Factor
2. Pending Applications reflects applications already submitted to the CPUC. Additional CEMA applications will be made for other events. Requested revenue requirement shown. Amounts and amortization subject to CPUC approval
3. Reflects request at the time of the application. SCE continues to record capital-related revenue requirements and interest that would also be authorized upon commission approval

Note: Numbers may not add due to rounding

Edison International | April 2024 Business Update

Energy for What's Ahead®

39

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX and SCE are committed to investment grade credit ratings

Long-term Issuer Rating and Outlook

As of April 30, 2024

	SCE	EIX
Moody's	Baa1	Baa2
	Stable	Stable
S&P	BBB	BBB
	Stable	Stable
Fitch	BBB	BBB
	Stable	Stable

Long-term Debt Maturities[1]

$ in Millions, as of April 30, 2024


EIX Parent
SCE
950
500
450
2,000
800
1,200
1,350
2,450
600
1,850
2,889
1,150
1,739
2,809
550
2,259
2024
2025
2026
2027
2028
2029

EIX and SCE **upgraded by Moody's and Fitch in 2023**, reflecting decline in wildfire risk facing SCE

Investment grade ratings at SCE and EIX, targeting EIX long-term FFO-to-Debt ratio of 15–17%[2]

Total liquidity of ~$5.1 billion[3]

Manageable long-term debt maturities

Credit strengths include:

- Stable, regulated T&D operations
- Extensive cost recovery mechanisms
- Credit supportive measures under AB 1054
- Wildfire mitigation investments

1. Excludes amortization of securitized bonds related to SCE's AB 1054 Excluded Capital Expenditures and short-term debt. Reflects outstanding debt as of April 30, 2024, after the April 1, 2024, maturities of Series 2021C ($400 million) and 2021E ($700 million), which were on EIX and SCE's balance sheets as of March 31, 2024
2. Based on S&P's methodology
3. As of March 31, 2024, ~$1.4 billion at EIX Parent & Other (cash on hand of $142 million and available credit facility of ~$1.2 billion) and ~$3.7 billion at SCE (cash on hand of $850 million and available credit facility of ~$2.8 billion)

Edison International | April 2024 Business Update
Energy for What's Ahead®
40

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX & SCE do not have variable-rate long-term debt exposure

Approximately $13 billion of the total ~$32 billion long-term debt portfolio matures through 2029[1]

Outstanding Long-Term Debt Maturities (2024–2029)[1] as of April 30, 2024, $ in Millions

SCE Wildfire

Interest expense will be included in cost recovery applications


Fixed Rate
Variable Rate
Wtd. Avg. Rate
450
300
1,350
1,850
1,300
600
2024
1.0%
2025
4.2%
2026
4.1%
2027
5.2%
2028
5.4%
2029
5.2%

SCE Operational

Minimal exposure based on authorized cost of capital


-
900
-
-
439
1,659
2024
2025
3.7%
2026
2027
2028
3.5%
2029
3.7%

EIX Parent

Parent long-term debt is ~14% of total ~$32 billion portfolio[1]


500
800
-
600
1,150
550
2024
3.6%
2025
4.8%
2026
2027
5.8%
2028
4.7%
2029
7.0%

1. Does not include commercial paper or amortization of secured recovery bonds issued by SCE Recovery Funding LLC. Total long-term debt portfolio value excludes secured recovery bonds issued by SCE Recovery Funding LLC. Reflects outstanding debt as of April 30, 2024, after the April 1, 2024, maturities of Series 2021C ($400 million) and 2021E ($700 million), which were on EIX and SCE's balance sheets as of March 31, 2024

Edison International | April 2024 Business Update
Energy for What's Ahead®
41

Edison International | April 2024 Business Update 42 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix EIX has a solid track record of delivering on Core EPS guidance over the last two decades 2023 2022 2021 2020 2019 In-line In-line Exceeded In-line In-line 2017 2016 2015 2014 2013 Exceeded In-line Exceeded Exceeded Exceeded 2011 2010 2009 2008 2007 Exceeded In-line Exceeded In-line Exceeded 2006 2005 2004 Exceeded Exceeded Exceeded EIX Actual Core EPS vs. Guidance Range History1 ✓ ✓ ✓ ✓ ✓ ✓ ✓ 1. 2012 and 2018 not shown because Core EPS guidance was not given in those years due to GRC decision timing ✓+ ✓+ ✓+ ✓+ ✓+ ✓+ ✓+ ✓+ ✓+ ✓+ ✓+

Edison International | April 2024 Business Update 43 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix EIX has 20 consecutive years of dividend growth1 1. 2024 dividend annualized based on dividend declaration on December 14, 2023 $0.80 $3.12 2004 2024 7% CAGR Dividends per Share

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE's operational excellence efforts are producing O&M savings for its customers

~$160 million *annually*

Insurance:
Wildfire Self-Insurance Program

- Expanded use of customer funded self-insurance in place since 2021
- Approved by CPUC; effective July 2023
- Potential for greater long-term savings

~$55 million *Over GRC cycle*[1]

Work Planning:
Transformed Inspection Process

- ~216,000 HFRA structures inspected every year
- Combined ground and aerial inspections into single 360° inspection
- Reduces drive time, benefits safety, and improves quality

~$55 million *Over GRC cycle*[1]

Procurement:
Finding Ways to Buy Better

- Reevaluated vegetation management vendors
- Restructured scope, requirements and work processes to reduce costs

1. Cumulative over 2025–2028

Edison International | April 2024 Business Update

Energy for What's Ahead®

44

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX expects 5–7% Core EPS growth for 2025–2028, with financing plan showing minimal equity needs

Achievable EPS growth for 2028

Core Earnings per Share Guidance[1]



$6.60–7.00
5–7%
CAGR
$5.70
2025
Midpoint
2028

2025–2028 EIX consolidated financing plan[2]

$ in Billions



Dividends[3]
$6–7
Capital Plan
$27–32
Incremental Debt[4]
$8–11
Equity
~$0.4
Net cash provided by operating activities
$25–28
Uses
Sources

1. For 2025, represents the midpoint of the 2025 Core EPS guidance range for $5.50–5.90
2. Financing plan is subject to change. Does not incorporate potential cost recovery in the 2017/2018 Wildfire/Mudslide cost recovery proceedings, which could materially change the financing plan
3. EIX Dividends includes common and preferred dividends, which are subject to approval by the EIX Board of Directors
4. Incremental to refinancing of maturities. Values shown include both SCE and parent debt

Edison International | April 2024 Business Update

Energy for What's Ahead®

45

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX offers double-digit total return potential

5–7% Core EPS CAGR[1] 2021–2025 and 2025–2028	Underpinned by strong rate base growth of ~6–8% $38–43 billion 2023–2028 capital program
~4% current dividend yield[2]	20 consecutive years of dividend growth Target dividend payout of 45–55% of SCE core earnings
Investments in safety and reliability of the grid	Wildfire mitigation execution reduces risk for customers Creates strong foundation for climate adaptation and the clean energy transition
One of the strongest electrification profiles in the industry	Industry-leading programs for transportation electrification Expected 35% load growth by 2035 and 80% by 2045

9–11% total return opportunity[3] before potential P/E multiple expansion driven by estimated 85–88% wildfire risk reduction[4], and ongoing utility and government wildfire mitigation efforts

1. Compound annual growth rate (CAGR) based on the midpoint of the 2021 Core EPS guidance range of $4.42–4.62 established on September 16, 2021; CAGR for 2025–2028 based on the midpoint of 2025 Core EPS guidance range of $5.50–5.90
2. Based on EIX stock price on April 29, 2024
3. At current P/E multiple. Excludes changes in P/E multiple and potential dividend growth
4. Risk reduction based on mitigations through December 31, 2023

Edison International | April 2024 Business Update

Energy for What's Ahead®

46

APPENDIX

Edison International | April 2024 Business Update 48 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Partners with large commercial, industrial, and institutional organizations to navigate the energy transition by providing integrated energy management and sustainability solutions Provide independent, expert advice and services Provides strategy and implementation solutions across sustainability, renewables, conventional supply, energy optimization, and transportation electrification Global reach. Local impact. Clients include 50 of the world’s largest companies2 Serving clients in 30+ countries globally 11.8+ GW of offsite renewable procurement deals Provide insights for clean energy efforts Supports Edison International’s clean energy, electrification, and sustainability strategy Trio1 partners with the world's largest organizations to create meaningful climate impact — globally 1. In March 2024, Edison Energy began doing business as Trio 2. Based on the Fortune 500 and Fortune Global 500 lists

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

SCE continues to fund wildfire claims payments with debt

Wildfire Claims Payment-Related Debt Issuances

$ in Millions except percentages, as of April 30, 2024[1]

Series	Principal	Due	Rate
2021K	450	8/1/24	0.975%
2022C	300	6/1/25	4.200%
2020C	350	2/1/26	1.200%
2024C	600	3/1/26	5.350%
2023C	400	6/1/26	4.900%
2024A	500	2/1/27	4.875%
2022D	600	6/1/27	4.700%
2022F	750	11/1/27	5.850%
2023A	750	3/1/28	5.300%
2023E	550	10/1/28	5.650%
2024D	600	6/1/29	5.150%
2022E	350	6/1/52	5.450%
Total	**$6,200**		
Forecasted 2024 Interest (pre-tax)[2]:			***~$335***

Interest expense not currently recoverable in rates, however, will be included in 2017/2018 Wildfire/ Mudslide Events cost recovery applications

SCE has waiver from CPUC, allowing exclusion with respect to certain current and future charges to equity and associated debt for calculating SCE's regulatory equity ratio

- Waiver approved through August 2025 (with ability to seek additional extension via application) or until CPUC makes a final determination on cost recovery for 2017/2018 Wildfire/Mudslide Events

1. Reflects the outstanding debt associated with wildfire claims payments as of April 30, 2024, after the April 1, 2024, maturities of Series 2021C ($400 million) and 2021E ($700 million), which were on EIX and SCE's balance sheets as of March 31, 2024
2. Including projected 2024 financings

Edison International | April 2024 Business Update

Energy for What's Ahead®

49

Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix

EIX reaffirms 5–7% 2021–2025 Core EPS growth rate target, which would result in 2025 Core EPS of $5.50–5.90[1]

2025 Core Earnings per Share Component Ranges

Component	Modeling Considerations
Rate Base EPS *(based on capex levels)* 6.85–7.00	• CPUC ROE of 10.75% and FERC ROE 10.30%
SCE Op. Variance 0.55–0.75	• AFUDC is the largest contributor: ~$0.40 • Timing of regulatory decisions and other variances from authorized • Continued reinvestment in operational excellence
SCE Costs Excluded from Authorized (1.05)–(0.95)	• Primarily wildfire claims payment-related debt • Current interest rate assumption for 5.3% (sensitivity: ~2¢ EPS per ±50bps change)
EIX Parent & Other (0.88)–(0.93)	• Current interest rate assumption for 6.1% (sensitivity: ~1¢ EPS per ±50bps change)

1. Based on the midpoint of initial 2021 Core EPS guidance range of $4.42–4.62 established September 16, 2021. Growth in any given year can be outside the range

Edison International | April 2024 Business Update

Energy for What's Ahead®

50

Edison International | April 2024 Business Update 51 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Key 2028 Earnings Sensitivities Variable Sensitivity 2028 EPS1 (“Per year” amounts refer to 2025–2028) Capex & Rate Base Rate Base $100 million/year of capex ~5¢ AFUDC Annual capex of $200 million 1¢ Requested ~$400 million increase in depreciation in 2025 GRC If requested increase not authorized +15–35¢ (on range case) Rates & Financing CPUC ROE (Currently 10.75%) 10 bps 7¢2 FERC ROE (Currently 10.30%) 10 bps 1¢2 Wildfire Debt Rate (4.6% weighted average portfolio) 20 bps 2¢ EIX Parent Debt Rate (5.0% weighted average portfolio) 20 bps 2¢ Equity (~$100 million/year 2025–2028) For each $10 million/year reduction +1¢ 1. Assumes ~390 million shares outstanding for 2028 2. Based on a CPUC / FERC rate base mix of 86% CPUC / 14% FERC and current authorized capital structures

Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix

SCE Key Regulatory Proceedings

	Proceeding	Description	*Next Steps*
Base Rates	**2025 GRC** (A.23-05-010)	Sets CPUC base revenue requirement for 2025–2028. For more information, see the Investor Guide to SCE's 2025 GRC	*Evidentiary hearings to be held in May; update testimony due June 7*
Wildfire	**2022 CEMA** (A.22-03-018)	Request recovery of costs assoc. with 2019 winter storms and 2020 firestorms. \$312MM capital, \$207MM O&M; Rev. Req.: \$198MM[1]	*Proposed decision that would authorize rev. req. of \$191MM and fully authorize capital; scheduled to be voted on at CPUC's May 30 voting meeting.*
	TKM Cost Recovery (A.23-08-013)	Request recovery of \$2.4 billion of costs to resolve claims associated with the Thomas Fire and Montecito Mudslides and \$65 million of restoration costs	*Intervenors' prepared direct testimony due May 29*
	2022 Wildfire Mitigation & Vegetation Management (A.23-10-001)	Requesting approval of ~\$384MM of rev. req. for incremental 2022 wildfire mitigation capex and O&M, and incremental 2022 veg. management O&M; also requested interim rate recovery beginning March 2024	*Schedule paused; awaiting issuance of revised procedural schedule*
	Wildfire Mitigation & Vegetation Management, Catastrophic Events (WMCE) (A.24-04-005)	Requesting approval of \$326MM of rev. req. for incremental 2023 wildfire mitigation capex and O&M, incremental 2023 veg. management O&M, cumulative 2019–2023 incremental wildfire covered conductor program capex, storm-related costs associated with certain 2020–2022 events, and certain wildfire liability insurance premium expenses	*Protests and responses due ~May 6; prehearing conference proposed for May 17*

1. Original request reduced by ~\$3.7 million to reflect payment to SCE for a third-party claim

Edison International | April 2024 Business Update

Energy for What's Ahead®

52

Edison International | April 2024 Business Update 53 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix 2025 GRC Schedule Event Scoping Ruling Date ✓ Application Filed Complete ✓ Mandated Workshop Complete ✓ Protests and Responses to Application Complete ✓ Pre-hearing Conference Complete ✓ Intervenors’ Prepared Direct Testimony Complete ✓ 2023 Recorded Expenditures Served by SCE Complete ✓ Prepared Rebuttal Testimony Complete Evidentiary Hearings May 6–24, 2024 Update Testimony June 7, 2024 Hearings on Update Testimony, if necessary June 17, 2024 Opening Briefs July 8, 2024 Reply Briefs July 29, 2024 Proposed Decision Within 90 days after submission Final Decision No sooner than 30 days after proposed decision 53

Edison International | April 2024 Business Update 54 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix TKM Cost Recovery Schedule Event Scoping Ruling Date ✓ Application Filed Complete ✓ Protests and responses Complete ✓ SCE’s reply to protests Complete ✓ Pre-hearing Conference Complete Intervenors’ prepared direct testimony May 29, 2024 Rebuttal testimony June 28, 2024 Joint Motion for Approval of Settlement or Status Conference Statements and Witness Lists July 12, 2024 Hearing Status Conference August 13, 2024 Evidentiary Hearings August 20-22, 2024 Opening Briefs Late October 2024 Reply Briefs [matter submitted] Late November 2024 Proposed Decision (PD) [90 days after submission] Final Decision [no sooner than 30 days after PD] 54

Introduction | Clean Energy Transition Leadership | Wildfire Mitigation | Financial Information | Appendix

EIX Core EPS Non-GAAP Reconciliations

Reconciliation of EIX Basic Earnings Per Share to EIX Core Earnings Per Share

EPS Attributable to Edison International

	Midpoint of Guidance Range 2025	2024	2023	2022	2021
Basic EPS	**$ 5.70**	**$ 3.74**	**$ 3.12**	**$ 1.61**	**$ 2.00**
Non-Core Items					
SCE					
2017/2018 Wildfire/Mudslide Events claims and expenses, net of recoveries	—	(1.21)	(1.65)	(3.27)	(3.25)
Other Wildfires claims and expenses, net of recoveries	—	(0.31)	(0.09)	—	—
Wildfire Insurance Fund expense	—	(0.09)	(0.56)	(0.56)	(0.57)
2021 NDCTP probable disallowance	—	—	(0.08)	—	—
Customer cancellations of certain ECS data services	—	—	(0.04)	—	—
Employment litigation matter, net of recoveries	—	—	0.03	(0.06)	—
Upstream lighting program decision	—	—	—	(0.21)	—
Impairments	—	—	—	(0.16)	(0.21)
Organizational realignment charge	—	—	—	(0.04)	—
Sale of San Onofre nuclear fuel	—	—	—	0.03	0.03
Income tax benefit[1]	—	0.45	0.66	1.17	1.06
EIX Parent & Other	—	—			
Customer revenues for EIS insurance contract, net of claims	—	—	0.11	0.09	0.06
Income tax benefit from settlement of 2007 – 2012 Califnornia tax audits	—	—	—	—	0.30
Income tax expense[1]	—	—	(0.02)	(0.01)	(0.01)
Less: Total non-core items	—	*(1.16)*	*(1.64)*	*(3.02)*	*(2.59)*
Core EPS	**$ 5.70**	**$ 4.90**	**$ 4.76**	**$ 4.63**	**$ 4.59**

1. SCE non-core items are tax-effected at an estimated statutory rate of approximately 28%; customer revenues (claims) for EIS insurance contract, net of claims are tax-effected at the federal statutory rate of 21%

Edison International | April 2024 Business Update
Energy for What's Ahead®
55

Edison International | April 2024 Business Update 56 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Low High Basic EIX EPS $3.59 $3.89 Total Non-Core Items1 (1.16) (1.16) Core EIX EPS $4.75 $5.05 1. Non-core items are presented as they are recorded Earnings Per Share Non-GAAP Reconciliations Reconciliation of EIX Basic Earnings Per Share Guidance to EIX Core Earnings Per Share Guidance 2024 EPS Attributable to Edison International

Edison International | April 2024 Business Update 57 Introduction Clean Energy Transition Leadership Wildfire Mitigation Financial Information Appendix Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings (loss) internally for financial planning and for analysis of performance. Core earnings (loss) are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the company's performance from period to period. Core earnings (loss) are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (loss) are defined as earnings attributable to Edison International shareholders less non-core items. Non-core items include income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as write downs, asset impairments, wildfire-related claims, and other income and expense related to changes in law, outcomes in tax, regulatory or legal proceedings, and exit activities, including sale of certain assets and other activities that are no longer continuing. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Sam Ramraj, Vice President Derek Matsushima, Principal Manager (626) 302-2540 (626) 302-3625 Sam.Ramraj@edisonintl.com Derek.Matsushima@edisonintl.com